                                                                  EXHIBIT 99.1

[LOGO]  7961 SHAFFER PARKWAY
        SUITE 5
        LITTLETON, COLORADO 80127
        TELEPHONE (720) 981-1185
        FAX (720) 981-1186


                                           Trading Symbol: VGZ
                                            Toronto and American Stock Exchanges

------------------------------------N E W S-------------------------------------

VISTA GOLD CORP. ANNOUNCES UPDATED FEASIBILITY STUDY FOR THE HYCROFT MINE IN NEVADA AND RECENT WORK ON THE PAREDONES AMARILLOS GOLD PROJECT IN MEXICO

DENVER, COLORADO SEPTEMBER 21, 2004 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce the results of an updated feasibility study for the Hycroft Mine issued on August 23, 2004, by Mine Development Associates (MDA) of Reno, Nevada, an independent consulting firm, in accordance with Canadian National Instrument 43-101 guidelines, under the supervision of Mr. Neil Prenn, P. Eng., a Qualified Person. The Hycroft open-pit, heap-leach, gold mine is located 54 miles west of Winnemucca, Nevada, and has produced in excess of one million ounces of gold and two million ounces of silver. The mine is currently on a care and maintenance basis.

The Hycroft resource estimate is based on a database containing 575 drill holes with assaying done by the Barringer Laboratories of Reno, Nevada, and the Hycroft Mine laboratory, with checking assaying by ALS Chemex Laboratories of Reno, Nevada, and Vancouver, B.C., Canada, American Assay Laboratories of Sparks, Nevada, and Cone Geochemical of Denver, Colorado. An open pit was designed using a Lerchs-Grossman optimization at US$375 per ounce gold price and a 0.005 opt cyanide-soluble gold cutoff grade. Measured and indicated gold resources (1) as of August 23, 2004, are:

--------------------------------------------------------------------------------
                   Hycroft Measured and Indicated Resources (1)
                  (0.005 opt cyanide-soluble gold cutoff grade)
--------------------------------------------------------------------------------
                             Short Tons     Fire Assay     Contained Gold Ounces
                                            Gold Grade
                                               (opt)
--------------------------------------------------------------------------------
Measured resources (1)        23,287,000       0.0165            385,100
--------------------------------------------------------------------------------
Indicated resources (1)       24,192,000       0.0153            369,400
--------------------------------------------------------------------------------
TOTALS                        47,479,000       0.0159            754,600
--------------------------------------------------------------------------------

(1) CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MEASURED AND INDICATED RESOURCES: This table uses the terms "measured and indicated resources". We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ANY PART OR ALL OF MINERAL DEPOSITS IN THESE CATEGORIES WILL EVER BE CONVERTED INTO RESERVES.

Inferred gold mineralization (2) exists within the US$375 per ounce gold price pit outline and the pit outline using a US$450 per ounce gold price, as shown in the following table.


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
--------------------------------------------------------------------------------------------------------
                         Hycroft Inferred Resources (2)
                  (0.005 opt cyanide-soluble gold cutoff grade)
--------------------------------------------------------------------------------------------------------
                                                  Short Tons         Fire Assay    Contained Gold Ounces
                                                                     Gold Grade
                                                                       (opt)
--------------------------------------------------------------------------------------------------------
Inferred resources, inside US$375                  5,210,000             0.0154            80,400
 designed pit (2)
--------------------------------------------------------------------------------------------------------
Inferred resources, between the US$375             6,819,000             0.0078            53,200
 gold designed pit and US$450 gold pit (2)
--------------------------------------------------------------------------------------------------------
TOTALS                                            12,029,000             0.0111           133,600
--------------------------------------------------------------------------------------------------------

(2) CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF INFERRED
RESOURCES: This table uses the term "inferred resources". We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ANY PART OR ALL OF AN INFERRED RESOURCE EXISTS OR IS ECONOMICALLY OR LEGALLY MINEABLE.

Proven and probable reserves were determined within a design pit based on a US$375 per ounce of gold Lerchs-Grossman optimization and the results are summarized in the following table.

--------------------------------------------------------------------------------------------------------------------------
                                           Hycroft Mineral Reserve Estimate
                                     (0.005 opt cyanide-soluble gold cutoff grade)
--------------------------------------------------------------------------------------------------------------------------
                        Short Tons           Fire Assay           Contained                                   Strip Ratio
                                             Gold Grade          Gold Ounces            Waste Tons            (Waste:Ore)
                                               (opt)
--------------------------------------------------------------------------------------------------------------------------
Proven                  16,269,000               0.0180              293,000
--------------------------------------------------------------------------------------------------------------------------
Probable                16,160,000               0.0169              273,500
--------------------------------------------------------------------------------------------------------------------------
TOTALS                  32,429,000               0.0175              566,500             57,796,000                 1.78
--------------------------------------------------------------------------------------------------------------------------

MDA updated capital and operating cost estimates for the feasibility study, assuming a nominal mining rate of 24 million tons per year of all materials. Using a mining equipment leasing scenario, a gold price of US$400 per ounce and a silver price of US$6.00 per ounce, a pre-tax internal rate of return of 16.4% was calculated on proven and probable reserves. Total cash costs were estimated at US$252 per gold ounce.

A sensitivity analysis was done including Inferred materials within the design pit and the pre-tax internal rate of return improved to 29.2%, with total cash costs per gold ounce decreasing to US$232. More drilling is necessary to confirm the presence of Inferred materials, and it is not known how much of these Inferred materials will be converted to Measured or Indicated Resource classification.

At the Paredones Amarillos gold project in Baja California Sur, Mexico, Vista has targeted the Tocopilla Zone for additional exploration work in 2004 and 2005. This zone, measuring about one square kilometer in known surface expression, and located about five kilometers north of Paredones Amarillos, has the same geologic setting to the Paredones Amarillos deposit, consisting of diorite overlying and separated from granodiorite by a major shear zone. The Paredones Amarillos deposit contains 1,882,000 gold ounces in the Measured and Indicated categories as reported previously by the Company, and was the subject of a feasibility study completed


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in 1997 by Echo Bay Mines. The Tocopilla Zone was identified late in 1997 by
Echo Bay geologists, just prior to shelving the project due to low gold prices. Initial surface sampling by Echo Bay returned anomalous gold values, including surface rock chip samples to 21 grams gold per tonne and trench samples including 1.9 grams gold per tonne over 19 meters. Vista plans to complete mapping and surface sampling of the Tocopilla Zone, with the intent of drilling favorable targets in late 2004 or early 2005. Vista has also begun work to optimize and update the Paredones Amarillos feasibility study completed by Echo Bay in 1997.

Mike Richings, President and CEO, commented, "Progress at both Hycroft and Paredones Amarillos demonstrate Vista's continued commitment to increasing shareholder value through bringing our existing projects closer to production decisions, and optimizing the projects by re-engineering. The discovery of a previously undefined zone of potential mineralization near Paredones Amarillos is particularly exciting in that we may be able to increase our resource base here through exploration on land we already own, and for a nominal cost."

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation's holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects and Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, and the Amayapampa project in Bolivia.








The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-K, as amended, filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Howard Harlan at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com
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